Exhibit 10.22

Power of Attorney

I, Yuanfen Yang, a Chinese citizen with Chinese Identification Card No.: 510107197408210928, and a holder of 0.96% of the entire registered capital in Chengdu Puyi Bohui Information Technology Co., Ltd., (the “Company”) (the “My Shareholding”), hereby irrevocably authorize Puyi Enterprises Management Consulting Co., Ltd. (the “WFOE”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

1.	The WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders' meetings of the Company; 2) exercise all the shareholder's rights and shareholder's voting rights I am entitled to under the laws of China and the Company’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the executive director and/or director, supervisor, the chief executive officer and other senior management members of the Company.

2.	Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which I am a party.

3.	All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE.

4.	The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of the Company.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

By:	/s/ Yuanfen Yang	By:	/s/ Jianhua Feng

Signatory: Yuanfen Yang		Witness: Jianhua Feng
Date: September 6, 2018		Date: September 6, 2018

Strictly Confidential